Exhibit 99.1
INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023
DENVER, CO., September 12, 2023 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail seniors through the Program of All-inclusive Care for the Elderly (PACE), announced financial results for its fiscal fourth quarter and full year ended June 30, 2023.

“We are enthusiastic to enter fiscal 2024 unencumbered to pursue our goals of responsible growth, a commitment to quality and participant-centric care, and to expand access to the many deserving seniors who would benefit from the PACE program,” said Patrick Blair, President and CEO of InnovAge. “As we’ve methodically strengthened our business, I believe we begin this new year with the strongest foundation in the company’s history which we believe will result in consistent, responsible, profitable growth.”
Financial Results

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
in thousands, except percentages and per share amounts
Total revenues	$176,874	172,860	$688,087	$698,640
Loss Before Income Taxes	(11,489)	(12,890)	(50,793)	(7,237)
Net Loss	(11,995)	(13,532)	(43,552)	(7,960)
Net Loss margin	(6.8)%	(7.8)%	(6.3)%	(1.1)%

Net Loss Attributable to InnovAge Holding Corp.	$(11,177)	$(12,709)	$(40,673)	$(6,521)
Net Loss per share - basic and diluted	(0.09)	(0.09)	(0.30)	(0.05)

Center-level Contribution Margin(1)	$28,506	$23,631	$101,288	$135,372
Adjusted EBITDA(1)	716	(642)	(1,261)	34,253
Adjusted EBITDA margin(1)	0.4%	(0.4)%	(0.2)%	4.9%
Fiscal Year 2023 Financial Performance
•Total revenue of $688.1 million, decreased approximately 1.5% compared to $698.6 million in 2022
•Loss Before Income Taxes of $50.8 million, compared to a loss before income taxes of $7.2 million in 2022

•Loss Before Income Taxes as a percent of revenue of 7.4% decreased 6.4 percentage points compared to Loss Before Income Tax as a percent of revenue of 1.0% in 2022
•Net loss of $43.6 million, compared to a net loss of $8.0 million in 2022
•Net loss margin of 6.3%, a decrease of 5.2 percentage points compared to a net loss margin of 1.1% in 2022
•Net loss attributable to InnovAge Holding Corp. of $40.7 million, or a loss of $0.30 per share, compared to a net loss of $6.5 million, or $0.05 per share in 2022
•Center-level Contribution Margin(1) of $101.3 million, decreased 25% compared to $135.4 million in 2022
•Center-level Contribution Margin(1) as a percent of revenue of 14.7%, decreased 4.7 percentage points compared to 19.4% in 2022Adjusted EBITDA(1) of negative $1.3 million, a decrease of $35.6 million compared to $34.3 million in 2022
•Adjusted EBITDA(1) margin of negative 0.2%, a decrease of 5.1 percentage points compared to 4.9% in 2022
•Census of approximately 6,400 participants compared to 6,650 participants in 2022
(1) Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”
Full Fiscal Year 2024 Financial Guidance

Based on information as of today, September 12, 2023, InnovAge is issuing the following financial guidance.

	Low	High
	dollars in millions
Census	6,800	7,400
Member Months(1)	79,000	83,000

Total revenues	$725	$775
Adjusted EBITDA(2)	12	18

Expected results and estimates may be impacted by factors outside the Company’s control, and actual results may be materially different from this guidance. See “Forward-Looking Statements - Safe Harbor” herein.

(1) We define Member Months as the total number of participants as of period end multiplied by the number of months within a year in which each participant was enrolled in our program. Management believes this is a useful metric as it more precisely tracks the number of participants the Company serves throughout the year.

(2)Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Conference Call
The Company will host a conference call this afternoon at 5:00 p.m. Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, frail, and predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of June 30, 2023, InnovAge served approximately 6,400 participants across 17 centers in five states. https://www.innovage.com/.
Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding quarterly or annual guidance; financial outlook, including future revenues and future earnings; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build and/or open de novo centers, or to find targets and execute tuck-in acquisitions; our ability to control costs, mitigate the effects of elevated expenses, expand our payer capabilities, implement clinical value initiatives and strengthen enterprise functions; the potential effects of the macro-economic environment and lingering COVID-19 impacts on our business; our expectations with respect to current audit post-sanction work, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our ability to effectively implement remediation measures, including creating operational excellence as a provider across all our centers; reimbursement and regulatory developments; market developments; new services; integration activities; industry and market opportunity; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the viability of our growth strategy; (ii) our ability to identify and successfully complete acquisitions; (iii) our ability to attract new participants and retain existing participants and grow our revenue throughout our existing centers; (iv) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs, including our ability to sufficiently cure deficiencies identified by the respective federal and state government programs; (v) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (vi) the risk that the cost of providing services will exceed our compensation under PACE; (vii) our increased costs and expenditures and our inability to execute or realize the benefits of our clinical value initiatives; (viii) the impact on our business from ongoing macroeconomic and COVID-19-related challenges, including labor shortages and inflation; (ix) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (x) changes in the rules governing the Medicare, Medicaid or PACE programs; (xi) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (xii) the impact on our business of non-renewal or termination of capitation agreements with government payors; (xiii) the difficulty to predict our future results, which could cause such results to fall below any guidance we provide; (xiv) the impact of state and federal efforts to reduce healthcare spending; (xv) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing effects of COVID-19; (xvi) our dependence on our senior management team and other key employees; (xvii) the impact of failures by our suppliers, sustained material price increases on supplies or limitations on our ability to access new technology or medical products; (xviii) the concentration of our presence in Colorado; (xix) our ability to manage our operations effectively, execute our business plan, maintain effective levels of service and participant satisfaction and adequately address competitive challenges; (xx) our ability to compete in the healthcare industry; (xxi) our ability to establish a presence in new geographic markets; (xxii) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; (xxiii) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; and (xxiv) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Center-level Contribution Margin, and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin.

The Company’s management uses Center-level Contribution Margin as the measure for assessing performance of its segments. In evaluating Center-level Contribution Margin on a center-by-center basis, you should be aware that we do not allocate our sales and marketing expense or corporate, general and administrative expenses across our centers. We define Center-level Contribution Margin as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which includes all medical and pharmacy costs.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including relating to management equity compensation, executive severance and recruitment, class action litigation costs and settlement, M&A and de novo center development, business optimization and electronic medical record (EMR) implementation. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue. For a full reconciliation of Center-level Contribution Margin and Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1
InnovAge
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2023	June 30, 2022
	in thousands
Assets
Current Assets
Cash and cash equivalents	$127,249	$184,429
Short-term investments	46,213	—
Restricted cash	16	17
Accounts receivable, net of allowance ($4,161 – June 30, 2023 and $3,403 – June 30, 2022)	24,344	35,907
Prepaid expenses	17,145	13,842
Income tax receivable	262	6,761
Total current assets	215,229	240,956
Noncurrent Assets
Property and equipment, net	192,188	176,260
Operating lease assets	21,210	—
Investments	5,493	5,493
Deposits and other	3,823	2,812
Goodwill	124,217	124,217
Other intangible assets, net	5,198	5,858
Total noncurrent assets	352,129	314,640
Total assets	$567,358	$555,596
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$54,935	$50,562
Reported and estimated claims	42,999	38,454
Due to Medicaid and Medicare	9,142	9,130
Income tax payable	1,212	—
Current portion of long-term debt	3,795	3,793
Current portion of finance lease obligations	4,722	3,368
Current portion of operating lease obligations	3,530	—
Deferred revenue	28,115	—
Total current liabilities	148,450	105,307
Noncurrent Liabilities
Deferred tax liability, net	6,236	17,761
Finance lease obligations	13,114	9,440
Operating lease obligations	18,828	—
Other noncurrent liabilities	1,086	1,134
Long-term debt, net of debt issuance costs	64,844	68,210
Total liabilities	252,558	201,852
Commitments and Contingencies
Redeemable Noncontrolling Interests	12,708	15,278
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of June 30, 2023 and 2022; 135,639,845 and 135,532,811 issued shares as of June 30, 2023 and June 30, 2022, respectively	136	136
Additional paid-in capital	332,107	327,499
Retained earnings (deficit)	(35,944)	4,729
Total InnovAge Holding Corp.	296,299	332,364
Noncontrolling interests	5,793	6,102
Total stockholders’ equity	302,092	338,466
Total liabilities and stockholders’ equity	$567,358	$555,596

Schedule 2
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS)

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenues
Capitation revenue	$176,568	$172,491	$686,836	$696,998
Other service revenue	306	369	1,251	1,642
Total revenues	176,874	172,860	688,087	698,640
Expenses
External provider costs	94,978	98,747	374,528	383,046
Cost of care, excluding depreciation and amortization	53,390	50,482	212,271	180,222
Sales and marketing	6,125	5,084	19,627	24,201
Corporate, general and administrative	28,991	27,405	115,637	101,653
Depreciation and amortization	4,332	3,489	15,419	13,924
Total expenses	187,816	185,207	737,482	703,046
Operating Loss	(10,942)	(12,347)	(49,395)	(4,406)

Other Income (Expense)
Interest expense, net	(291)	(596)	(1,522)	(2,526)
Other income (expense)	(256)	53	124	(305)
Total other expense	(547)	(543)	(1,398)	(2,831)
Loss Before Income Taxes	(11,489)	(12,890)	(50,793)	(7,237)
Provision (Benefit) for Income Taxes	506	642	(7,241)	723
Net Loss	(11,995)	(13,532)	(43,552)	(7,960)
Less: net loss attributable to noncontrolling interests	(818)	(823)	(2,879)	(1,439)
Net Loss Attributable to InnovAge Holding Corp.	$(11,177)	$(12,709)	$(40,673)	$(6,521)

Weighted-average number of common shares outstanding - basic	135,632,641	134,024,451	135,593,824	135,519,970
Weighted-average number of common shares outstanding - diluted	135,632,641	134,024,451	135,593,824	135,519,970

Net loss per share - basic	$(0.09)	$(0.09)	$(0.30)	$(0.05)
Net loss per share - diluted	$(0.09)	$(0.09)	$(0.30)	$(0.05)

Schedule 3
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended June 30,
	2023	2022
	in thousands
Operating Activities
Net loss	$(43,552)	$(7,960)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on disposal of assets	1,107	305
Provision for uncollectible accounts	3,340	6,181
Depreciation and amortization	15,419	13,924
Operating lease rentals	4,604	—
Amortization of deferred financing costs	429	429
Stock-based compensation	4,608	3,739
Deferred income taxes	(11,525)	2,061
Other	167	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	8,223	(9,506)
Prepaid expenses	(3,303)	(4,667)
Income tax receivable	6,499	(1,360)
Deposits and other	(1,263)	(475)
Accounts payable and accrued expenses	34,901	17,381
Reported and estimated claims	4,545	5,221
Due to Medicaid and Medicare	12	2,029
Income taxes payable	1,212	—
Operating lease liabilities	(5,187)	—
Net cash provided by operating activities	20,236	27,302
Investing Activities
Purchases of property and equipment	(23,354)	(38,238)
Purchases of short-term investments	(46,167)	—
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	$(69,521)	$(40,238)
Financing Activities
Payments for finance lease obligations	(4,103)	(2,528)
Principal payments on long-term debt	(3,793)	(3,790)
Net cash used in financing activities	(7,896)	(6,318)

DECREASE IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(57,181)	(19,254)
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	184,446	203,700
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$127,265	$184,446

Supplemental Cash Flows Information
Interest paid	$3,997	$1,474
Income taxes paid	$13	$84
Property and equipment included in accounts payable	$882	$2,135
Property and equipment purchased under capital leases	$9,131	$8,067

Schedule 4
InnovAge
RECONCILIATION OF GAAP AND NON-GAAP MEASURES
(IN THOUSANDS) (UNAUDITED)

Adjusted EBITDA

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net Loss	$(11,995)	$(13,532)	$(43,552)	$(7,960)
Interest expense, net	291	596	1,522	2,526
Depreciation and amortization	4,332	3,489	15,419	13,924
Provision (benefit) for income tax	506	642	(7,241)	723
Stock-based compensation	1,272	1,153	4,993	3,739
Executive severance and recruitment(a)	—	—	—	4,123
Litigation costs and settlement(b)	1,943	116	9,782	4,436
M&A and de novo center development(c)	682	231	1,134	1,764
Business optimization(d)	2,117	5,735	10,535	8,955
EMR implementation(e)	1,568	928	6,147	2,023
Adjusted EBITDA	$716	$(642)	$(1,261)	$34,253

Net income (loss) margin	(6.8)%	(7.8)%	(6.3)%	(1.1)%
Adjusted EBITDA margin	0.4%	(0.4)%	(0.2)%	4.9%
(a)Reflects charges related to executive severance and recruiting.
(b)Reflects a $1.2 million reserve for a wage and hour class action settlement for the year ended June 30, 2023 and charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. See Item 3, “Legal Proceedings” included in the Company’s Annual Report on Form 10-K. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(c)Reflects charges related to M&A transaction and integrations, and de novo center development.
(d)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For year ended June 30, 2023 includes (i) $1.8 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $5.7 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, (iv) $1.1 million related to organizational restructure, and (iv) $1.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. During the year ended June 30, 2022, costs included (i) $1.8 million paid to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $3.8 million of costs associated with third party consultants to strengthen enterprise capabilities, (iii) $0.7 million in costs associated with transition to the replacement Roanoke, Virginia center, and (iv) $2.7 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the quarter ended June 30, 2023 includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.4 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $1.1 million related to organizational restructure, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. During the quarter ended June 30, 2022, costs included (i) $0.9 million paid to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $2.9 million of costs associated with third party consultants to strengthen enterprise capabilities, and (iii) $0.4 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(e)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.

Three Months Ended
March 31, 2023

Net Loss	$(7,310)
Interest expense, net	405
Depreciation and amortization	3,992
Provision (benefit) for income tax	(1,365)
Stock-based compensation	1,208
Executive severance and recruitment(a)	—
Litigation costs and settlement(b)	3,274
M&A and de novo center development(c)	146
Business optimization(d)	1,394
EMR implementation(e)	2,045
Adjusted EBITDA	$3,789

Net income (loss) margin	(4.2)%
Adjusted EBITDA margin	2.2%
_______________________
(a)Reflects charges related to executive severance and recruiting.
(b)Reflects a $1.2 million reserve for a wage and hour class action settlement for the year ended March 31, 2023 and charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. See Item 3, “Legal Proceedings” included in the Company’s Annual Report on Form 10-K. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(c)Reflects charges related to M&A transaction and integrations, and de novo center development.
(d)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the quarter ended March 31, 2023 includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.2 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(e)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.

Center-Level Contribution Margin

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Center-Level Contribution Margin	$28,506	$23,631	$101,288	$135,372
Overhead costs(a)	35,116	32,489	135,264	125,854
Depreciation and amortization	4,332	3,489	15,419	13,924
Equity loss	—	—	—	—
Other operating (income) expense	—	—	—	—
Interest expense, net	291	596	1,522	2,526
Loss on extinguishment of debt	—	—	—	—
Gain on equity method investment	—	—	—	—
Other expense (income)	256	(53)	(124)	305
Income (Loss) Before Income Taxes	$68,501	$60,152	$(50,793)	$(7,237)
Income (Loss) Before Income Taxes as a % of revenue	38.7%	34.8%	(7.4)%	(1.0)%
Center- Level Contribution Margin as a % of revenue	16.1%	13.7%	14.7%	19.4%
.

	Six Months Ended		Three Months Ended
	June 30, 2023	December 31, 2022	March 31, 2023

Center-Level Contribution Margin	57,291	43,997	28,785
Overhead costs(a)	68,078	67,186	32,962
Depreciation and amortization	8,324	7,095	3,992
Equity loss	—	—	—
Other operating (income) expense	—	—	—
Interest expense, net	696	826	405
Loss on extinguishment of debt	—	—	—
Gain on equity method investment	—	—	—
Other expense (income)	356	(480)	101
Income (Loss) Before Income Taxes	$(20,163)	$(30,630)	$(8,675)
Income (Loss) Before Income Taxes as a % of revenue	(5.8)%	(9.0)%	(5.0)%
Center- Level Contribution Margin as a % of revenue	16.4%	13.0%	16.7%
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(a)Overhead consists of the sales and marketing and corporate, general and administrative financial statement line items.